UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 22, 2004 (October 19, 2004)

SigmaTel, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50391	74-2691412
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3815 South Capital of Texas Highway Building 3, Suite 300 Austin, Texas	78704
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(512) 381-3700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 19, 2004, the board of directors of SigmaTel, Inc. (“SigmaTel”) appointed Melissa C. Groff, age 38, as Vice President of Human Resources.

Since 1997, Ms. Groff has held various positions at DuPont Photomasks, Inc., including Acting Vice President of Global Human Resources and Director-Global Compensation and Benefits. From 1994 until 1997, Ms. Groff served as Corporate Compensation/Benefits Manager with MaxServ, Inc. (currently Sears Teleservice). From 1992 until 1994, Ms. Groff served as Human Resources Director with Capital Network Services Inc. From 1990 until 1992, Ms. Groff served as Human Resources Manager with Monell Chemical Sense Center. From 1987 until 1990, Ms. Groff served as Benefits Manager at Financial Industries Corporation.

Ms. Groff holds a Bachelors of Business Administration degree from Millsaps College in Jackson, Mississippi and is a certified PHR (Professional in Human Resources) and CCP (Certified Compensation Professional).

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated October 18, 2004, announcing the hiring of Melissa C. Groff for the New Vice President of Human Resources position.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2004

SIGMATEL, INC.

By:	/S/Ross A. Goolsby
Ross A. Goolsby
Vice President of Finance,
Chief Financial Officer and
Secretary

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